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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

        Subsidiary Name                  Jurisdiction of Organization
----------------------------------       ----------------------------
SS&C Ventures, Inc.                      Connecticut
HC Investments Ltd.                      British Virgin Islands
HedgeWare, Inc.                          Delaware
Quantra Software Corporation             Delaware
SSC Direct.com, Inc.                     Delaware
SS&C Pacific, Inc.                       Delaware
Shepro Braun Systems, Inc.               Illinois
SAVID International Inc.                 New Jersey
The SAVID Group, Inc.                    New York
The Brookside Corporation                Rhode Island
SS&C Fund Services N.V.                  Netherlands Antilles
SS&C Fund Services (B.V.I.) Limited      British Virgin Islands
SS&C Technologies PTE Ltd.               Singapore
SS&C Technologies, KK                    Japan
SS&C Technologies Limited                United Kingdom
SS&C Technologies Sdn. Bhd.              Malaysia
SS&C Technologies B.V.                   Netherlands
SS&C (Bahamas) Ltd.                      Bahamas
OMR Systems Corporation                  New Jersey
OMR Systems International Limited        New Jersey
OMR Systems United Kingdom               United Kingdom
OMR Systems S.A.R.L.                     France
EisnerFast LLC                           New York
1651943 Ontario Inc.                     Ontario